Exhibit 5.1

Writer’s Direct Dial: +1 212 225 2494 E-Mail: sflow@cgsh.com

March 1, 2013

Alpha Natural Resources, Inc.

Guarantors listed on Schedule I hereto

c/o Alpha Natural Resources, Inc.

One Alpha Place

P.O. Box 16429

Bristol, Virginia 24209

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) of the Company and the guarantors listed on Schedule I hereto (the “Guarantors”), relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (iv) senior or subordinated debt securities of the Company (which may be convertible into Common Stock) (the “Debt Securities”); (v) guarantees by the Guarantors of the Preferred Stock (the “Preferred Guarantees”) or the Debt Securities (the “Debt Guarantees” and, together with the Preferred Guarantees, the “Guarantees”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (or any combination thereof), currencies or commodities (the “Purchase Contracts”); and (viii) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (the “Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”

Alpha Natural Resources, Inc., et al., p. 2

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein.

The Debt Securities may be either senior debt securities or subordinated debt securities and may be guaranteed by some or all of the Guarantors. Any senior debt securities and related Debt Guarantees, if any, may be issued pursuant to the indenture dated as of June 1, 2011 (the “June 2011 Senior Indenture”) entered into among the Company, the Guarantors and Union Bank, N.A., as Trustee (the “Trustee”), or another indenture that may be entered into among the Company, the Guarantors and the Trustee (together with the June 2011 Senior Indenture, the “Senior Indenture”). Any subordinated debt securities and related Debt Guarantees, if any may be issued pursuant to a subordinated indenture (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into among the Company, the Guarantors and the Trustee.

The Preferred Guarantees are to be issued under a guarantee agreement (the “Preferred Guarantee Agreement”) to be entered into between the Company and the guarantee trustee to be named therein.

The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

The Purchase Contracts are to be issued from time to time under (i) one or more purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein or (ii) the Senior Indenture.

The Units are to be issued from time to time under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into between the Company and the unit agent to be named therein.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the June 2011 Senior Indenture and the form of the Subordinated Indenture, each filed as exhibits to the Registration Statement, including the form of Debt Guarantee; and

(c)	copies of the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

Alpha Natural Resources, Inc., et al., p. 3

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

2. The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

3. The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

5. The Guarantees will be the valid, binding and enforceable obligations of the applicable Guarantor, entitled to the benefits of the applicable Indenture or Preferred Guarantee Agreement, as the case may be.

6. The Warrants will be the valid, binding and enforceable obligations of the Company.

7. The Purchase Contracts will be the valid, binding and enforceable obligations of the Company.

8. The Units will be the valid, binding and enforceable obligations of the Company.

Alpha Natural Resources, Inc., et al., p. 4

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or any Guarantor, (a) we have assumed that the Company or such Guarantor and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company (and each Guarantor, if applicable) will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities and the Debt Guarantees, to the terms of the applicable Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company (or such Guarantor) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (or such Guarantor); (ii) prior to the issuance of the Securities, the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Restated Certificate of Incorporation, as amended, and the Company (and each Guarantor, if applicable) will duly authorize, execute and deliver the applicable Deposit Agreement, Indentures, Guarantees, Preferred Guarantee Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities, any agreement governing those Securities or the Registration Statement and will take any other appropriate additional corporate action, the Senior Indenture will conform to the June 2011 Senior Indenture and the Subordinated Indenture and the Debt Guarantees will conform to the forms thereof filed as exhibits to the Registration Statement; (iii) any receipts evidencing Depositary Shares, Warrants, Purchase Contracts or Units and any agreement governing those Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the par value of such Common Stock or Preferred Stock; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraphs 4 and 5 above, we have assumed that each series of Debt Securities (and related Guarantees) will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

Alpha Natural Resources, Inc., et al., p. 5

In rendering the opinion expressed in paragraph 5, we express no opinion with respect to the enforceability of the first sentence of the second paragraph of the form of Debt Guarantee contained in Section 2.02 of the Indentures or any similar provision in the Preferred Guarantees or any Preferred Guarantee Agreement to the effect that the applicable Guarantor is liable as a primary rather than secondary obligor.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sandra L. Flow
Sandra L. Flow, a Partner

SCHEDULE I

Guarantor	State of Incorporation or Organization
A. T. Massey Coal Company, Inc.	West Virginia
Alex Energy, Inc.	West Virginia
Alliance Coal Corporation	Virginia
Alpha American Coal Company, LLC	Delaware
Alpha American Coal Holding, LLC	Delaware
Alpha Appalachia Holdings, Inc.	Delaware
Alpha Appalachia Services, Inc.	West Virginia
Alpha Australia, LLC	Delaware
Alpha Australia Services, LLC	Delaware
Alpha Coal Resources Company, LLC	Delaware
Alpha Coal Sales Co., LLC	Delaware
Alpha Coal West, Inc.	Delaware
Alpha Energy Sales, LLC	Delaware
Alpha European Sales, Inc.	Virginia
Alpha Gas and Oil Company	Louisiana
Alpha India, LLC	Delaware
Alpha Land and Reserves, LLC	Delaware
Alpha Midwest Holding Company	Delaware
Alpha Natural Resources, LLC	Delaware
Alpha Natural Resources International, LLC	Delaware
Alpha Natural Resources Services, LLC	Delaware
Alpha PA Coal Terminal, LLC	Delaware
Alpha Shipping and Chartering, LLC	Delaware
Alpha Sub One, LLC	Delaware
Alpha Sub Two, LLC	Delaware
Alpha Sub Three, LLC	Delaware
Alpha Sub Four, LLC	Delaware
Alpha Sub Five, LLC	Delaware
Alpha Terminal Company, LLC	Delaware
Alpha Wyoming Land Company, LLC	Delaware
AMFIRE, LLC	Delaware
AMFIRE Holdings, LLC	Delaware
AMFIRE Mining Company, LLC	Delaware
AMFIRE WV, L.P.	Delaware
Appalachia Coal Sales Company, Inc.	Virginia
Appalachia Holding Company	Virginia
Aracoma Coal Company, Inc.	West Virginia
Axiom Excavating and Grading Services, LLC	Delaware
Bandmill Coal Corporation	West Virginia
Bandytown Coal Company	West Virginia
Barbara Holdings Inc.	Delaware
Barnabus Land Company	West Virginia
Belfry Coal Corporation	West Virginia
Ben Creek Coal Company	West Virginia
Big Bear Mining Company	West Virginia
Black Dog Coal, LLC	Virginia
Black King Mine Development Co.	West Virginia
Black Mountain Resources LLC	Virginia
Boone East Development Co.	West Virginia
Boone Energy Company	West Virginia
Boone West Development Co.	West Virginia
Brooks Run Mining Company, LLC	Delaware
Buchanan Energy Company, LLC	Virginia

Schedule I

Guarantor	State of Incorporation or Organization
Bull Mountain Mining Corporation	Virginia
Callaway Land and Reserves, LLC	Delaware
Castle Gate Holding Company	Delaware
Central Penn Energy Company, Inc.	Pennsylvania
Central West Virginia Energy Company	West Virginia
Ceres Land Company	West Virginia
Clear Fork Coal Company	West Virginia
Cloverlick Management LLC	Virginia
Coal Gas Recovery, LLC	Delaware
Cobra Natural Resources, LLC	Delaware
Coral Energy Services, LLC	Delaware
Crystal Fuels Company	West Virginia
Cumberland Coal Resources, LP	Delaware
Cumberland Equipment Corporation	Virginia
Cumberland Resources Corporation	Virginia
Dehue Coal Company	West Virginia
Delbarton Mining Company	West Virginia
Delta Mine Holding Company	Delaware
Demeter Land Company	West Virginia
Dickenson-Russell Coal Company, LLC	Delaware
Dickenson-Russell Land and Reserves, LLC	Delaware
Dorchester Associates LLC	Virginia
Douglas Pocahontas Coal Corporation	West Virginia
DRIH Corporation	Delaware
Dry Systems Technologies, Inc.	Delaware
Duchess Coal Company	West Virginia
Eagle Energy, Inc.	West Virginia
Elk Run Coal Company, Inc.	West Virginia
Emerald Coal Resources, LP	Delaware
En Route LLC	Virginia
Energy Development Corporation	West Virginia
Enterprise Land and Reserves, LLC	Delaware
Enterprise Mining Company, LLC	Delaware
Esperanza Coal Co., LLC	Delaware
Foglesong Energy Company	West Virginia
Foundation Mining, LLC	Delaware
Foundation PA Coal Company, LLC	Delaware
Foundation Royalty Company	Delaware
Freeport Mining, LLC	Delaware
Freeport Resources Company, LLC	Delaware
Goals Coal Company	West Virginia
Green Valley Coal Company	West Virginia
Greyeagle Coal Company	Kentucky
Haden Farms, Inc.	Virginia
Hanna Land Company, LLC	Kentucky
Harlan Reclamation Services LLC	Virginia
Hazy Ridge Coal Company	West Virginia
Herndon Processing Company, LLC	West Virginia
Highland Mining Company	West Virginia
Hopkins Creek Coal Company	Kentucky
Independence Coal Company, Inc.	West Virginia
Jacks Branch Coal Company	West Virginia
Jay Creek Holding, LLC	Delaware

Schedule I

Guarantor	State of Incorporation or Organization
Joboner Coal Company	Kentucky
JST Land Company	Virginia
JST Mining Company	Virginia
JST Resources LLC	Virginia
Kanawha Energy Company	West Virginia
Kepler Processing Company, LLC	West Virginia
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Kingwood Mining Company, LLC	Delaware
Knox Creek Coal Corporation	Virginia
Laurel Creek Co., Inc.	Delaware
Lauren Land Company	Kentucky
Laxare, Inc.	West Virginia
Litwar Processing Company, LLC	West Virginia
Logan County Mine Services, Inc.	West Virginia
Long Fork Coal Company	Kentucky
Lynn Branch Coal Company, Inc.	West Virginia
Maggard Branch Coal LLC	Virginia
Majestic Mining, Inc.	Texas
Maple Meadow Mining Company	Delaware
Marfork Coal Company, Inc.	West Virginia
Martin County Coal Corporation	Kentucky
Maxxim Rebuild Co., LLC	Delaware
Maxxim Shared Services, LLC	Delaware
Maxxum Carbon Resources, LLC	Delaware
McDowell-Wyoming Coal Company, LLC	Delaware
Meadow Branch Coal LLC	Virginia
Mill Branch Coal Corporation	Virginia
Mountain Management, Incorporated	Virginia
New Market Land Company	West Virginia
New Ridge Mining Company	Kentucky
New River Energy Corporation	West Virginia
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Nicco Corporation	West Virginia
Nicewonder Contracting, Inc.	West Virginia
Nicholas Energy Company	West Virginia
Nine Mile Spur LLC	Virginia
North Fork Coal Corporation	Virginia
Odell Processing Inc.	West Virginia
Omar Mining Company	West Virginia
Palladian Lime, LLC	Delaware
Paramont Coal Company Virginia, LLC	Delaware
Paynter Branch Mining, Inc.	West Virginia
Peerless Eagle Coal Co.	West Virginia
Pennsylvania Land Holdings Company, LLC	Delaware
Pennsylvania Services Corporation	Delaware
Performance Coal Company	West Virginia
Peter Cave Mining Company	Kentucky
Pigeon Creek Processing Corporation	Virginia

Schedule I

Guarantor	State of Incorporation or Organization
Pilgrim Mining Company, Inc.	Kentucky
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Plateau Mining Corporation	Delaware
Powell River Resources Corporation	Virginia
Power Mountain Coal Company	West Virginia
Premium Energy, LLC	Delaware
Raven Resources, Inc.	Florida
Rawl Sales & Processing Co.	West Virginia
Red Ash Sales Company, Inc.	West Virginia
Resource Development LLC	Virginia
Resource Land Company LLC	Virginia
River Processing Corporation	Delaware
Rivereagle Corp.	Virginia
Riverside Energy Company, LLC	West Virginia
Riverton Coal Production Inc.	Delaware
Riverton Coal Sales, Inc.	West Virginia
Road Fork Development Company, Inc.	Kentucky
Robinson-Phillips Coal Company	West Virginia
Rockspring Development, Inc.	Delaware
Roda Resources LLC	Virginia
Rostraver Energy Company	Pennsylvania
Ruhrkohle Trading Corporation	West Virginia
Rum Creek Coal Sales, Inc.	West Virginia
Russell Fork Coal Company	West Virginia
SC Coal Corporation	Delaware
Scarlet Development Company	Pennsylvania
Shannon-Pocahontas Coal Corporation	West Virginia
Shannon-Pocahontas Mining Company	West Virginia
Shenandoah Capital Management Corp.	West Virginia
Sidney Coal Company, Inc.	Kentucky
Simmons Fork Mining, Inc.	West Virginia
Solomons Mining Company	West Virginia
Spartan Mining Company	West Virginia
Stillhouse Mining LLC	Virginia
Stirrat Coal Company	West Virginia
Stone Mining Company	Kentucky
Support Mining Company	West Virginia
Sycamore Fuels, Inc.	West Virginia
T. C. H. Coal Co.	Kentucky
Talon Loadout Company	West Virginia
Tennessee Consolidated Coal Company	Tennessee
Tennessee Energy Corp.	Tennessee
Town Creek Coal Company	West Virginia
Trace Creek Coal Company	Pennsylvania
Tucson Limited Liability Company	West Virginia
Twin Star Mining, Inc.	West Virginia
Vantage Mining Company	Kentucky
Virginia Energy Company, LLC	Delaware
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware
West Kentucky Energy Company	Kentucky
White Buck Coal Company	West Virginia

Schedule I

Guarantor	State of Incorporation or Organization
White Flame Energy, Inc.	West Virginia
Williams Mountain Coal Company	West Virginia
Winifrede Coal Corporation	Virginia
Wyomac Coal Company, Inc.	West Virginia